UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2023

Sarcos Technology and Robotics Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39897	85-2838301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South 500 West, Suite 150
Salt Lake City, Utah		84101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 927-7296

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRC	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Common Stock at an exercise price of $11.50 per share	STRCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Allgood Separation Agreement

As previously disclosed by Sarcos Technology and Robotics Corporation (the “Company”) in a current report on Form 8-K filed on May 17, 2023, Kiva Allgood ceased to be Chief Executive Officer of the Company and its subsidiaries (together, the “Company Group”) on May 11, 2023, and ceased to be employed by the Company Group on May 12, 2023 (the “Separation Date”). In furtherance of the terms of Ms. Allgood’s employment agreement with the Company and Sarcos Corp. effective as of December 13, 2021 (“the Allgood Employment Agreement”), the Company, Sarcos Corp., and Ms. Allgood have entered into a Separation Agreement and Release (the “Allgood Separation Agreement”), that became effective on June 15, 2023. Pursuant to the Allgood Separation Agreement, Ms. Allgood will receive the following benefits, which include payments in full satisfaction of the severance benefits provided by the Allgood Employment Agreement:

•
a lump sum severance payment equal to twelve (12) months of Ms. Allgood’s base salary, for a total of $473,000.17, less applicable withholdings;
•
direct payment of the premium costs to continue health coverage for Ms. Allgood and her dependents under the Consolidated Omnibus Reconciliation Act of 1985 as amended, or COBRA, or taxable monthly payments in lieu thereof equal to such premium costs, in either case, for up to twelve (12) months following the Separation Date, unless her and her dependents become covered under similar plans or are no longer eligible for continuation coverage under COBRA;
•
a lump sum payment equal to $28,000, less applicable withholdings, representing the housing stipend otherwise payable under the Allgood Employment Agreement for the months of June, July, August and September 2023;
•
a lump sum automobile lease termination payment equal to $7,833.70, less applicable withholdings; and
•
a relocation reimbursement up to a maximum aggregate amount of $21,945, less applicable withholdings, for expenses incurred in connection with Ms. Allgood’s post-termination relocation.

In exchange for these benefits, Ms. Allgood has agreed to a general release of the Company and its affiliates, and the other terms of the Allgood Separation Agreement.

The foregoing description of the Allgood Separation Agreement is qualified in its entirety by the full text of the Allgood Separation Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Garagić Employment Agreement

The Company and Sarcos Corp.entered into an employment agreement (the “Garagić Employment Agreement”) with Denis Garagić, the Company’s Chief Technology Officer, entered into as of June 12, 2023, which supersedes the Promotion Agreement, effective as of January 29, 2022, between Mr. Garagić and the Company.

The Garagić Employment Agreement does not have a specific term and provides that Mr. Garagić is an at-will employee. Pursuant to the Garagić Employment Agreement, Mr. Garagić is entitled to an initial base salary of approximately $337,050 per year and is eligible to receive an annual target bonus of 35% of Mr. Garagić’s then-current annual base salary.

If, within the period beginning three months before and ending 12 months after a change in control (the “Change in Control Period”), Mr. Garagić’s employment is terminated without “cause” (excluding by reason of death or “disability”) or Mr. Garagić resigns for “good reason” (as such terms are defined in the Garagić Employment Agreement), Mr. Garagić will become entitled to the following benefits:

•
a lump-sum payment equal to 6 months of his annual base salary at the highest rate in effect during the term of the Garagić Employment Agreement;
•
a lump-sum payment equal to 100% of his target annual bonus as in effect for the fiscal year in which his termination of employment occurs or, if such amount is greater, as in effect for the fiscal year in which the change in control occurs; provided, in either case, the Company has not previously paid Mr. Garagić a bonus corresponding to such fiscal year;
•
reimbursement for the premium costs to continue health coverage under the Consolidated Omnibus Reconciliation Act of 1985 as amended, or COBRA, or taxable monthly payments in lieu thereof equal to such premium costs, in either case, for up to 6 months following his termination date; and
•
100% accelerated vesting of all outstanding equity awards with performance-based vesting assuming all performance criteria had been achieved at target levels, unless otherwise specified in the award agreements governing such equity awards, and 100% accelerated vesting of all other outstanding equity awards.

If, outside the Change in Control Period, Mr. Garagić’s employment is terminated without cause (excluding by reason of death or disability) or Mr. Garagić resigns for good reason, Mr. Garagić will become entitled to the following benefits:

•
continued payment of his annual base salary at the highest rate in effect during the term of the Garagić Employment Agreement for a period of 6 months following his termination date; and
•
reimbursement for the premium costs to continue health coverage under COBRA, or taxable monthly payments in lieu thereof equal to such premium costs, in either case, for up to 6 months following his termination date.

The receipt of the payments and benefits above is conditioned on Mr. Garagić’s timely signing of a separation and release of claims agreement with the Company in a form reasonably acceptable to the Company, and complying with his confidentiality agreement.

In addition, if any of the payments or benefits provided for under the Garagić Employment Agreement or otherwise payable to Mr. Garagić would constitute “parachute payments” within the meaning of Section 280G of the Code, and would be subject to the related excise tax, he would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him. Mr. Garagić’s employment agreement does not require us to provide any tax gross-up payments to him.

The foregoing description of the Garagić Employment Agreement is qualified in its entirety by the full text of the Garagić Employment Agreement filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 14, 2023, the Company held its Annual Meeting. At the Annual Meeting, 106,334,724 shares of the Company’s common stock, or approximately 69% of the total shares entitled to vote, were present in person or by proxy and voted on the following proposals, which are described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission (the “SEC”) on April 28, 2023:

Proposal One - Election of Class II Directors. The following nominees were elected as Class II directors to hold office until our 2026 annual meeting of stockholders and until their respective successors are elected and qualified.

Nominee	For	Withhold	Broker Non-Votes
Matthew Shigenobu Muta	83,885,787	3,318,606	19,130,331
Laura J. Peterson	84,500,422	2,703,971	19,130,331
Dennis Weibling	82,861,669	4,342,724	19,130,331

Proposal Two - Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023 was ratified.

For	Against	Withhold	Broker Non-Votes
106,289,066	21,915	23,743	—

Proposal Three – Approval of the Reverse Stock Split Proposal. The authorization and approval of the proposed amendments to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split and reduce the total number of authorized shares of common stock.

For	Against	Withhold	Broker Non-Votes
105,861,969	466,256	6,499	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Separation Agreement, effective as of June 15, 2023, by and between Kiva Allgood, Sarcos Technology and Robotics Corporation and Sarcos Corp.
10.2	Employment Agreement, entered into as of June 12, 2023, by and between Denis Garagić, Sarcos Technology and Robotics Corporation and Sarcos Corp.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sarcos Technology and Robotics Corporation

Date:	June 16, 2023	By:	/s/ Andrew Hamer
		Name: Title:	Andrew Hamer Chief Financial Officer